Exhibit 31.2

CERTIFICATIONS

I, A. Clay Leighton, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Sonic Solutions; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 29, 2005

By:	/s/ A. Clay Leighton
A. Clay Leighton Senior Vice President of Worldwide Operations and Finance and Chief Financial Officer